UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): May 13, 2009

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Hudson Highland Group, Inc. (the “Company”) has been responding to a non-public investigation by the staff of the Division of Enforcement (the “Staff”) of the Securities and Exchange Commission (“SEC”) regarding disclosure of the Company’s North American state sales tax charges and reserves. The total amount of the Company’s past due sales tax liabilities for the seven-year period from 2001 to 2007 was less than $3.9 million. Company clients reimbursed the Company for approximately $450,000 of such liabilities. The Company has settled all of such sales tax matters with, and paid all taxes due to, the respective states. Under the direction of the Company’s Audit Committee, the Company has fully and voluntarily cooperated, and continues to cooperate, with the Staff’s requests for information. The Company has learned that the Staff intends to recommend that the SEC bring an enforcement action described below relating to an alleged lack of disclosure concerning these sales tax matters in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, September 30, 2006 and March 31, 2007 and the Annual Report on Form 10-K for the year ended December 31, 2006. The Company believes that all such sales tax charges and reserves have been reflected in the Company’s financial statements that have been previously filed with the SEC. Furthermore, the Company has already implemented a number of remedial actions and internal control enhancements relating to sales tax matters, which have been operating effectively for approximately two years. All quarterly and annual financial statements for these periods were reviewed or audited by the Company’s independent auditor at the time.

On May 13, 2009, the Company received a “Wells Notice” from the SEC in connection with the investigation by the Staff described above. According to the Wells Notice, the Staff intends to recommend that the SEC bring a civil injunctive action against the Company alleging that the Company violated Section 13(a) of the Securities Exchange Act of 1934 and related Rules 13a-1 and 13a-13. The Company’s Chief Financial Officer also received a Wells Notice that the Staff intends to recommend the SEC bring a civil injunctive action against the Chief Financial Officer alleging that the Chief Financial Officer aided and abetted such violations.

Under the process established by the SEC, recipients of a Wells Notice have the opportunity to respond before the Staff makes a recommendation to the SEC regarding what action, if any, should be brought by the SEC. The Company and its Chief Financial Officer disagree with the Staff with respect to their recommendation and intend to provide written submissions in response to the Wells Notices and may seek meetings with the Staff. The Company continues to cooperate with the Staff with respect to the alleged violations and possible resolution of the matters in question. However, there can be no assurance that the SEC will not bring an enforcement action against the Company or its Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: May 15, 2009	By:	/S/ LATHAM WILLIAMS
Latham Williams
Senior Vice President, Legal Affairs and Administration, Corporate Secretary

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